Exhibit (h)(4)

Amendment No. 2

to

Co-Administration Agreement

This Amendment No. 2 (“Amendment”), dated as of November 15, 2011, between The Commerce Funds (the “Trust”), Goldman Sachs Asset Management (“GSAM”), a division of Goldman, Sachs & Co., and Commerce Investment Advisors, Inc. (“CIA” and, together with GSAM, the “Co-Administrators” and each a “Co-Administrator”).

WHEREAS, the Trust and the Co-Administrators have entered into a Co-Administration Agreement dated as of March 1, 2005 and amended on November 15, 2006 (the “Co-Administration Agreement”);

NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Schedule. Schedule C to the Co-Administration Agreement is hereby amended and restated in the form attached hereto.

2. Miscellaneous. Except to the extent supplemented hereby, the Co-Administration Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year above first written.

THE COMMERCE FUNDS

By:	/s/ William R. Schuetter
Name:	William R. Schuetter
Title:	President

GOLDMAN SACHS ASSET MANAGEMENT, a division of Goldman, Sachs & Co.

By:	/s/ Scott McHugh
Name:	Scott McHugh
Title:	Vice President

COMMERCE INVESTMENT ADVISORS, INC.

By:	/s/ J.J. Landers Carnal
Name:	J.J. Landers Carnal
Title:	President

SCHEDULE C

TO THE CO-ADMINISTRATION AGREEMENT BY AND AMONG THE COMMERCE

FUNDS, GOLDMAN SACHS ASSET MANAGEMENT AND COMMERCE

INVESTMENT ADVISORS, INC.

CO-ADMINISTRATION SERVICES TO BE PROVIDED BY CIA

1.	Serve as Chief Compliance Officer of the Trust and administer the Trust’s compliance program in accordance with Rule 38a-1 of the 1940 Act

2.	Monitor the Trust’s and service providers’ compliance policies and procedures on behalf of the Trust’s Board of Trustees and provide regular and special reports relating thereto

3.	Coordinate Board Meetings

•	Develop and publish materials

•	Develop agenda

•	Provide meeting location

4.	Distribute income rates and prices to vendors and servicing entities

5.	Complete initial bill payment review for legal, BFDS and Audit invoices

6.	Complete 1099 mailings for Commerce Trust Company shareholders

7.	Calculate service fees for third party record keepers

8.	Coordinate investment performance updates, including the investment adviser commentary and publication of

•	Quarterly and monthly sheets

•	Annual and semi-annual reports

9.	Coordinate fair value and matrix pricing

10.	Review the Trust’s registration statement and Form N-1A (plus amendments), including providing information for the prospectus and Statement of Additional Information

11.	Review and provide guidance and assistance in the preparation of SEC required reports and notices to shareholders of record and to the SEC including Forms N-CSR, N-SAR, N-Q, N-PX and proxy statements.

12.	Coordinate ICI relationship and pay associated fees

13.	Coordinate communication with Trustees and consult with them, as appropriate, on matters concerning the administration and operation of the Funds

14.	Act as a liaison with the Trust’s printer regarding matters related to prospectus printing

15.	Provide assistance to GSAM in the preparation and monitoring of expense budgets for each of the Trust’s Funds

16.	Monitor purchases and redemptions in the Trust’s Funds for market timing, late trading and other unusual activities and provide reports to the Trustees on a regular basis

17.	Maintain the Fund’s website with required regulatory items

18.	Evaluate service providers and coordinate RFP reviews when appropriate

19.	Provide additional services as reasonably requested from time to time by the Trustees

20.	Key point person for shareholder communications and meetings

21.	Liaison between BFDS and Commerce Trust Administrators, including assistance with new account set up

C-2